Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 19, 1997, included in Callon Petroleum Company's Form 10-K for the year ended December 31, 1996 and to all references to our Firm in this Registration Statement.

Arthur Andersen LLP

New Orleans, Louisiana
June 18, 1997